SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of
[x] Definitive Proxy Statement                 the Commission Only (as
[ ] Definitive Additional Materials            permitted by
[ ] Soliciting Material Pursuant to            Rule 14a-6(e)(2))
            Section 240.14a-11(c)
            or Section 240.14a-12

                                   Sonus Corp.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

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    2)  Aggregate number of securities to which transaction applies:

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    3)  Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)  Proposed maximum aggregate value of transaction:

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    5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

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    2)  Form, Schedule or Registration Statement No.:

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    3)  Filing Party:

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    4)  Date Filed:

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


                                   SONUS CORP.
                        111 S.W. FIFTH AVENUE, SUITE 1620
                             PORTLAND, OREGON 97204
                              --------------------

                          NOTICE OF ANNUAL AND SPECIAL
                         GENERAL MEETING OF SHAREHOLDERS
                                JANUARY 17, 2002
                              --------------------

         NOTICE IS HEREBY GIVEN that the Annual and Special General Meeting of the holders of Common Shares (the "Common Shares"), Series A Convertible Preferred Shares (the "Series A Shares"), and Series B Convertible Preferred Shares (the "Series B Shares" and, together with the Series A Shares, the "Preferred Shares") of Sonus Corp. (the "Corporation") will be held at 111 S.W. Fifth Avenue, Suite 1620, Portland, Oregon, on Thursday, January 17, 2002, at 10 a.m. Pacific Time, for the following purposes:

      1. To fix the number of directors of the Corporation at eight;

      2. To elect directors;

      3. To appoint auditors for the ensuing year and to authorize the Board of Directors to fix the remuneration to be paid to the auditors;

      4. To approve amendment of the Corporation's Second Amended and Restated Stock Award Plan to increase the number of Common Shares issuable thereunder by 2,000,000 shares;

      5. To  receive  and  consider  the  annual  report  containing   financial
         statements for the fiscal year ended July 31, 2001, together with the report of the auditors thereon; and

      6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of record of Common Shares or Preferred Shares at the close of business on November 29, 2001, are entitled to receive notice of the meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS


November 30, 2001                           Brian S. Thompson
Portland, Oregon                            Secretary

         We ask that you promptly sign, date and return the enclosed proxy in the enclosed return envelope, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may withdraw your proxy and vote in person. All instruments appointing proxies to be used at the meeting must be deposited at the offices of CIBC Mellon Trust Company, Suite 600, 333-7th Avenue SW, Calgary, Alberta, Canada, T2P 2Z1 (P.O. Box 2517, Calgary, Alberta, Canada, T2P 4P4), prior to 10 a.m. (Calgary time) on January 16, 2002, or delivered to the chairman of the meeting prior to the commencement of the meeting. A person appointed as a proxy need not be a shareholder of the Corporation.

                                   SONUS CORP.
                              --------------------

                       ANNUAL AND SPECIAL GENERAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON JANUARY 17, 2002

                         MANAGEMENT INFORMATION CIRCULAR
                               AND PROXY STATEMENT
                              --------------------

                             SOLICITATION OF PROXIES

         THIS MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT (THIS "CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF SONUS CORP. (THE "CORPORATION") OF PROXIES TO BE USED AT THE ANNUAL AND SPECIAL GENERAL MEETING OF THE SHAREHOLDERS OF THE CORPORATION TO BE HELD AT 111 S.W. FIFTH AVENUE, SUITE 1620, PORTLAND, OREGON, ON THURSDAY, JANUARY 17, 2002, AT 10 A.M. PACIFIC TIME, AND ANY ADJOURNMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING.

         The solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally and by telegram or telephone by directors and officers of the Corporation without additional compensation for such services. Brokers and other persons holding shares in their names, or in the names of nominees, will be reimbursed for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. All costs of solicitation of proxies by the Corporation will be borne by the Corporation. This Circular and accompanying form of proxy will be mailed to shareholders beginning approximately December 14, 2001.

         All dollar amounts included in this Circular are expressed in United States dollars. Amounts originally expressed in Canadian dollars have been converted using the applicable spot exchange rate (as quoted by the Federal Reserve Bank of New York for the New York Interbank Market) as of October 31, 2001, or, where appropriate, the applicable date of the specific transaction or payment described. THE EXCHANGE RATE FOR CONVERTING CANADIAN DOLLARS INTO U.S. DOLLARS AT OCTOBER 31, 2001, WAS $1.5905.

                      APPOINTMENT AND REVOCATION OF PROXIES

         The persons designated in the enclosed form of proxy are directors of the Corporation. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OTHER THAN THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY TO REPRESENT HIM OR HER AT THE MEETING. THE PERSON NEED NOT BE A SHAREHOLDER. This right may be exercised either by inserting in the blank space provided the name of the other person a shareholder wishes to appoint or by completing another proper form of proxy. Shareholders who wish to be represented at the meeting by proxy must deposit their form of proxy prior to 10 a.m. (Calgary time) on January 16, 2002, at the offices of CIBC Mellon Trust Company, Suite 600, 333-7th Avenue SW, Calgary, Alberta, Canada, T2P 2Z1 (P.O. Box 2517, Calgary, Alberta, Canada, T2P 4P4), or deliver it to the chairman of the meeting prior to the commencement of the meeting.

         A shareholder who has given a proxy has the right to revoke it at any time by an instrument in writing executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized, and deposited at the offices of CIBC Mellon Trust Company, Suite 600, 333-7th Avenue SW, Calgary, Alberta, Canada, T2P 2Z1 (P.O. Box 2517, Calgary, Alberta, Canada, T2P 4P4), addressed to the Secretary of the Corporation, at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of the meeting on the day of the meeting, or any adjournment thereof.

                          OUTSTANDING VOTING SECURITIES

         The Corporation has three classes of securities outstanding with voting rights, Common Shares (the "Common Shares"), Series A Convertible Preferred Shares (the "Series A Shares"), and Series B Convertible Preferred Shares (the "Series B Shares"). The Series A Shares, the Series B Shares, and the Common Shares together are referred to as the "Shares," and the Series A Shares and Series B Shares are sometimes collectively referred to as the "Preferred Shares." On November 29, 2001, the Corporation had outstanding 6,150,164 Common Shares, 2,666,666 Series A Shares and 2,500,000 Series B Shares. Each Common Share and Series A Share carries the right to one vote at the meeting. Each Series B Share carries the right to 1.61 votes at the meeting, or a total of 4,029,218 votes. The holders of the Common Shares and the holders of the Preferred Shares will vote together as a single class on all matters presented for action at the meeting.

         The Corporation has also reserved for issuance: (i) 2,000,000 Common Shares upon the exercise of share purchase warrants presently outstanding; (ii) 2,666,666 Common Shares upon the conversion of the Series A Shares; (iii) 4,029,218 Common Shares upon the conversion of the Series B Shares; and (iv) 3,998,000 Common Shares upon the exercise of stock options presently outstanding held by employees, directors, and officers of, and consultants to, the Corporation.

         Only shareholders of record at the close of business on November 29, 2001, will be entitled to vote at the meeting, except to the extent that a shareholder has transferred ownership of any of his or her Common Shares or Preferred Shares after the record date and the transferee of those Shares has produced properly endorsed share certificates or has otherwise established that he or she owns the Shares and, in either case, has requested, not later than January 7, 2002, that the transferee's name be included in the list of shareholders entitled to vote at the meeting, in which case such transferee shall be entitled to vote such Shares at the meeting.

                                VOTING OF PROXIES

         When a proxy in the accompanying form is properly executed and returned, the Common Shares or Preferred Shares represented thereby will be voted at the meeting in accordance with the instructions specified in the spaces provided in the proxy. IF NO INSTRUCTIONS ARE SPECIFIED, THE SHARES WILL BE VOTED IN FAVOR OF THE MATTERS LISTED IN THE ACCOMPANYING NOTICE OF MEETING.

         A quorum of shareholders will be established at the meeting if not less than 33-1/3% of the combined total of Common Shares and Preferred Shares issued and entitled to vote at the meeting are present in person or represented by proxy.

         A DIRECTION TO ABSTAIN WITH RESPECT TO PROPOSALS 1 AND 4 SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING WILL BE DEEMED TO HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL. Brokers holding Shares of record for customers may not be entitled to vote unless they receive voting instructions from their customers. "Broker non-votes," which refer to Shares as to which a broker or other nominee has indicated on a duly executed and returned proxy or otherwise advised the Corporation that it lacks voting authority as to any matter, will have no effect on the required vote on the matter.

         The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to any amendments to matters identified in the accompanying Notice of Meeting and other matters that may properly come before the meeting. Management is not aware of any amendments to matters identified in the Notice of Meeting or of any other matters that are to be presented for action at the meeting.

            SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE

         The following table gives information regarding the beneficial ownership of Common Shares as of October 31, 2001, by each of the Corporation's directors and nominees for director, by certain of the Corporation's executive officers, and by the Corporation's present directors and executive officers as a group. In addition, it gives information, including addresses, regarding each person or group known to the Corporation to own beneficially more than 5% of the outstanding Common Shares, Series A Shares or Series B Shares. Information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given. Unless otherwise indicated, all shares listed as beneficially owned are held with sole voting and investment power. The numbers in the table include Common Shares as to which a person has the right to acquire beneficial ownership through the exercise or conversion of options, purchase warrants or convertible securities within 60 days after October 31, 2001.


                                            Class or     Amount and Nature
            Name and Address               Series of       of "Beneficial          % of Common         % of Series of
           of Beneficial Owner               Shares       Ownership"(1)(2)         Shares(1)(2)       Preferred Shares
------------------------------------------ ----------- ----------------------- --------------------- -------------------
Joel Ackerman (4)                             ---                ---                   ---                 ---
Paul C. Campbell                           Common                100,000               1.6%
Haywood D. Cochrane, Jr.                   Common                 83,333               1.3%                ---
Leslie H. Cross                            Common                101,265               1.6%                ---
Brandon M. Dawson                          Common              1,266,250              19.5%                ---
111 S.W. Fifth Ave., Ste. 1620
Portland, Oregon 97204
Randall E. Drullinger                      Common                 60,000                 *                 ---
Michael T. Fiore                              ---                ---                   ---                 ---
Scott Klein                                Common                375,742               5.8%                ---
11290 SE Lenore St.
Clackamas, Oregon 97015
Daniel J. Kohl                                ---               ---                    ---                 ---
RS Investment Management Co. (3)           Common              1,107,800 (3)          18.0%                ---
388 Market  Street, Ste. 200
San Francisco, California 94111
Gregory G. Schott                             ---               ---                    ---                 ---
Warburg, Pincus & Co. (4)                  Common              8,695,884 (4)          58.6%                ---
466 Lexington Avenue                       Series A            2,666,666 (4)           ---                 100%
New York, New York 10017                   Series B            2,500,000 (4)           ---                 100%
Jeffry S. Weiss                            Common                 40,000                 *                 ---
David J. Wenstrup (4)                         ---               ---                    ---                 ---
All present directors and executive        Common              1,908,048              27.1%                ---
officers as a group (14 persons)

---------------

* Less than 1% of the outstanding Common Shares.

(1) "Beneficial ownership" is calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, pursuant to which Common Shares as to which a person has the right to acquire beneficial ownership through the exercise or conversion of options, purchase warrants or convertible securities within 60 days after October 31, 2001, have been included in shares deemed to be outstanding for purposes of computing percentage ownership by such person.

(2) "Beneficial ownership" includes Common Shares that the person has the right to acquire through the exercise or conversion of options, purchase warrants or convertible securities within 60 days after October 31, 2001, as follows: Paul C. Campbell, 100,000 shares; Haywood D. Cochrane, Jr. 83,333 shares; Leslie H. Cross, 16,667 shares; Brandon M. Dawson, 341,250 shares;
         Randall E. Drullinger, 60,000 shares; Scott Klein, 367,742 shares; Warburg, Pincus & Co., 8,695,884 shares; Jeffry S. Weiss, 40,000 shares; and all present directors and executive officers as a group, 882,992 shares.

(3) Included in reliance on information contained in Schedule 13G dated February 8, 2001, jointly filed by RS Investment Management Co. LLC, RS Investment Management, L.P., RS Value Group LLC, The RS Orphan Fund, L.P., and the RS Orphan Offshore Fund, L.P. As to the indicated number of shares, RS Investment Management Co. LLC. and RS Investment
         Management, L.P. reported sole voting and dispositive power and RS Value Group LLC reported shared voting and dispositive power. The RS Orphan Fund, L.P., reported shared voting and dispositive power as to 787,280 shares, or 12.8% of the outstanding Common Shares, and the RS Orphan Offshore Fund, L.P. reported shared voting and dispositive power as to 320,520 shares, or 5.2 percent of the outstanding Common Shares.

(4) Warburg, Pincus & Co. is the general partner of Warburg, Pincus Ventures, L.P. ("Warburg"), the record owner of 2,666,666 Series A Shares, 2,500,000 Series B Shares and warrants to purchase 2,000,000 Common Shares. Warburg is managed by Warburg Pincus LLC. Joel Ackerman and David J. Wenstrup, each a managing director and member of Warburg Pincus LLC and a general partner of Warburg, Pincus & Co., each disclaim beneficial ownership of the Shares beneficially owned by Warburg except to the extent of an indirect pecuniary interest in an indeterminate number of such Shares. Each Preferred Share is entitled to one vote. The Preferred Shares vote together with the Common Shares as a single class unless otherwise required by law or if the Board of Directors otherwise determines. The Preferred Shares held by Warburg represent approximately 52% of the combined voting power of outstanding voting securities. Of the 8,695,884 Common Shares shown as beneficially owned by Warburg, 2,666,666 shares represent the Common Shares issuable upon conversion of 2,666,666 Series A Shares and 4,029,218 shares represent the Common Shares issuable upon conversion of 2,500,000 Series B Shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires that reports of beneficial ownership of Common Shares and changes in such ownership be filed with the Securities and Exchange Commission ("SEC") by "reporting persons," including directors, executive officers, and certain holders of more than 10% of the outstanding Common Shares. To the Corporation's knowledge, all Section 16(a) reporting requirements applicable to known reporting persons were complied with for transactions and stock holdings during the fiscal year ended July 31, 2001 except that Brandon M. Dawson, Chairman of the Board of the Corporation, filed one late report relating to the exercise of an option for 60,000 Common Shares and Daniel W. Quall, a Vice President of the Corporation, filed one late report relating to the acquisition of 6,458 Common Shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth for the years indicated the compensation awarded or paid to, or earned by, the Corporation's chief executive officer and the Corporation's other executive officers whose salary level and bonus for the fiscal year ended July 31, 2001, exceeded $100,000.

                                                                                LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                          ----------------------
                                                ANNUAL COMPENSATION         NUMBER OF SHARES          ALL OTHER
                                                -------------------
NAME AND PRINCIPAL POSITION         YEAR       SALARY          BONUS      UNDERLYING OPTIONS       COMPENSATION (8)
---------------------------         ----       ------          -----      ------------------       ----------------
Brandon M. Dawson                  2001       $203,462           ---                ---               $20,000
  Chairman (1)                     2000        195,000           ---                ---                20,000
                                   1999        195,000           ---                ---                20,000

Daniel J. Kohl                     2001         38,462       $25,000            850,000                   ---
  Chief Executive Officer (2)

Scott Klein                        2001        179,327           ---            200,000                   ---
  President and Chief              2000        175,000        21,875                ---                   ---
  Operating Officer (3)            1999        127,885        65,625            375,000                   ---

Paul C. Campbell                   2001        166,000         8,269                ---                   ---
  Senior Vice President and        2000         54,631         5,126            200,000                   ---
  Chief Financial Officer (4)

Randall E. Drullinger              2001        111,851         3,750                ---                   ---
  Vice President                   2000         93,077           ---                ---                   ---
  of Operations (5)                1999         93,706           ---                ---                   ---

Jeffry S. Weiss                    2001        120,000        10,000                ---                   ---
  Vice President and Chief         2000         91,459        10,000            100,000 (7)               ---
  Information Officer (6)          1999         31,058           ---             50,000 (7)               ---
--------------------

(1) Mr. Dawson was also Chief Executive Officer of the Corporation until May 21, 2001.
(2) Mr. Kohl joined the Corporation and was appointed Chief Executive Officer on May 21, 2001.
(3)      Mr. Klein joined the Corporation in November 1998.
(4) Mr. Campbell was an officer of the Corporation from February 2000 until July 2001.
(5)      Mr. Drullinger became a consultant to the Corporation in August 2001.
(6) Mr. Weiss was an officer of the Corporation from March 1999 until September 2001.
(7) In July 2000, the Corporation granted Mr. Weiss an option to purchase 50,000 Common Shares at $4.00 per share and 50,000 Common Shares at $5.00 per share. The grant of the option was conditioned upon the cancellation of an option to purchase 50,000 Common Shares at $5.88 per share that was granted to Mr. Weiss in March 1999.
(8) Represents the premiums paid by the Corporation for a split-dollar life insurance policy for Mr. Dawson. See "Employment and Consulting Agreements."

OPTION GRANTS

         During the fiscal year ended July 31, 2001, the Corporation granted stock options to employees and directors under its Second Amended and Restated Stock Award Plan (the "Stock Award Plan"). Options are granted at the discretion of the Board of Directors. The options are not transferable or assignable.

         The following table sets forth certain information concerning grants of options to purchase Common Shares to individuals who were directors or executive officers of the Corporation during the fiscal year ended July 31, 2001:


                                        OPTION GRANTS IN LAST FISCAL YEAR

                                         Individual Grants
-----------------------------------------------------------------------------------------------------
                                               Percentage
                                               of Total                                                Potential Realizable Value
                                 Number of     Options                                                 at Assumed Annual Rates of
                                 Shares        Granted to                                              Stock Price Appreciation for
                                 Underlying    Employees in   Exercise                                 Option Term (7)
                                 Options       Fiscal         Price       Price Range    Expiration    ----------------------------
            Name                 Granted       Year           ($/share)   of Shares (6)  Date               5%             10%
-----------------------------------------------------------------------------------------------------------------------------------
Joel Ackerman                         --            --            --           --            --                   --             --
Paul C. Campbell                      --            --            --           --            --                   --             --
Haywood D. Cochrane, Jr.           50,000 (1)      3.56%         2.73     $2.94 - 2.35     6/14/11           $85,844       $217,546
Leslie H. Cross                       --            --            --           --            --                   --             --
Brandon M. Dawson                     --            --            --           --            --                   --             --
Randall E. Drullinger                 --            --            --           --            --                   --             --
Michael T. Fiore                   50,000 (2)      3.56%         2.30     $2.55 - 1.90     7/18/11           $72,323       $183,280
Gregory J. Frazer, Ph.D.              --            --            --           --            --                   --             --
Hugh T. Hornibrook                    --            --            --           --            --                   --             --
Scott Klein                       200,000 (3)      14.2%         2.12     $2.94 - 1.99     6/20/11          $266,651       $675,747
Daniel J. Kohl                    850,000 (4)      60.5%         2.43     $2.94 - 1.35     5/21/11        $1,298,982     $3,291,875
Daniel W. Quall                       --            --            --           --            --                   --             --
Mark Richards                     200,000 (5)      14.2%         2.30     $2.55 - 1.90     7/19/11          $289,292       $733,122
Nancy E. Sayles                       --            --            --           --            --                   --             --
Jeffry S. Weiss                       --            --            --           --            --                   --             --
David J. Wenstrup                     --            --            --           --            --                   --             --
-----------------

(1)      Exercisable in full.

(2) Vests in three equal annual installments beginning one year following the date of grant.

(3) Exercisable as to 70,000 Common Shares immediately following grant and an additional 10,833 Common Shares each quarter beginning August 1, 2001.

(4)      Exercisable  as to  212,500  Common  Shares  on May  21,  2002,  and an
         additional  53,125  Common  Shares  on  each  three-month   anniversary
         thereafter.

(5) Exercisable as to 50,000 Common Shares immediately following grant and an additional 50,000 Common Shares each year beginning July 19, 2002.

(6) Represents the high and low per share sale prices of the Common Shares on the American Stock Exchange ("AMEX") during the 30-day period preceding the date of the option grant. The exercise prices are equal to the market price on the date of grant.

(7) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Shares compounded annually over the full term of the options. There can be no assurance that the Common Shares will appreciate at any particular rate or at all.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table sets forth certain information regarding option exercises during the fiscal year ended July 31, 2001, and the fiscal year-end value of unexercised options held by individuals who were directors or executive officers of the Corporation during the 2001 fiscal year:

                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                             Shares                       Number of Securities             Value of Unexercised
                             Acquired                    Underlying Unexercised           In-the-Money Options at
                                on         Value        Options at July 31, 2001             July 31, 2001(2)
                                                        ------------------------             ----------------
           Name              Exercise   Realized(1)   Exercisable     Unexercisable     Exercisable    Unexercisable
           ----              --------   -----------   -----------     -------------     -----------    -------------
Joel Ackerman                   ---         ---           ---              ---              ---             ---
Paul C. Campbell                ---         ---         100,000          100,000            ---             ---
Haywood D. Cochrane, Jr.        ---         ---          83,334           16,666          $18,500           ---
Leslie H. Cross                 ---         ---          16,667           33,333            ---             ---
Brandon M. Dawson             60,000      $41,280       341,250          113,750            ---             ---
Randall E. Drullinger           ---         ---          60,000           20,000            ---             ---
Michael T. Fiore                ---         ---           ---             50,000            ---            $40,000
Gregory J. Frazer, Ph.D.        ---         ---          80,000            ---              ---             ---
Hugh T. Hornibrook              ---         ---          65,000            ---              ---             ---
Scott Klein                     ---         ---         334,883          240,117          $68,600         $127,400
Daniel J. Kohl                  ---         ---           ---            850,000            ---           $569,500
Daniel W. Quall                 ---         ---          14,000           36,000            ---             ---
Mark Richards                   ---         ---          50,000          150,000          $40,000         $120,000
Nancy E. Sayles                 ---         ---           ---             50,000            ---             ---
Jeffry S. Weiss                 ---         ---          20,000           80,000            ---             ---
David J. Wenstrup               ---         ---           ---              ---              ---             ---

----------------

(1) The value shown was calculated based on the excess of the closing sale price of the Common Shares reported on AMEX on December 19, 2000, the date of exercise of the option, over the per share exercise price of the option.

(2) The values shown were calculated based on the excess of the closing sale price of the Common Shares reported on AMEX on July 31, 2001, $3.10, over the per share exercise price of the unexercised in-the-money options.

EMPLOYMENT AND CONSULTING AGREEMENTS

         The Corporation and Brandon M. Dawson, Chairman of the Board of the Corporation, are parties to an employment agreement that became effective December 24, 1997, and was amended on May 21, 2001. The term of the agreement expires on May 21, 2004, subject to automatic one-year extensions annually thereafter unless either party gives six months' prior written notice of non-extension. The agreement establishes an annual base salary of $250,000, subject to such increases (but not decreases) as are determined from time to time by the Board of Directors or a compensation committee designated by the Board of Directors. The agreement provides for an annual incentive bonus in an amount to be determined by the Board of Directors up to 100% of Mr. Dawson's base salary. Under the agreement, Mr. Dawson is entitled to participate in all of the Corporation's compensation plans covering key executive and managerial employees, as well as reimbursement for the lease of an automobile up to $12,000 per year. The Corporation has also provided Mr. Dawson with an equity split-dollar life insurance policy with a face amount of $2,000,000, provided that the premiums paid by the Corporation per year will not exceed $20,000, to be recovered from the death benefits, surrender value or loan proceeds payable on the policy.

         The employment agreement includes an agreement on the part of Mr. Dawson not to compete with the Corporation for a period of three years after his employment with the Corporation is terminated. If Mr. Dawson's employment is terminated by reason of death, the Corporation will pay to his personal representative his base salary through the date of death, together with any accrued benefits (including death benefits) to which he is entitled under the terms of the Corporation's compensation plans. In the event of Mr. Dawson's termination due to disability, he will be entitled to receive his base salary reduced by any benefits paid under the Corporation's group long-term disability insurance plan for the remaining term of the agreement and the portion of his annual bonus relating to the period before his disability. If Mr. Dawson's employment is terminated by the Corporation for "cause" or he terminates his employment voluntarily without "good reason," the Corporation will pay his base salary through the effective date of termination, together with any accrued benefits to which he is entitled under the terms of the Corporation's compensation plans. Cause includes a material act of fraud, dishonesty or moral turpitude, gross negligence or intentional misconduct. Good reason includes a material demotion in Mr. Dawson's status or position, a material change in his duties that is inconsistent with his position, his removal (other than for cause) from the Corporation's board of directors, a reduction in his base salary, or a failure to continue his participation in the Corporation's compensation plans on terms comparable to other key executives. The Corporation has agreed that if Mr. Dawson terminates his employment with the Corporation at any time before December 31, 2001, such termination will be with good reason. If Mr. Dawson's employment is terminated by the Corporation without cause or by Mr. Dawson with good reason, the Corporation will pay his base salary through the termination date, plus an amount of severance pay equal to two times the sum of his annual base salary and his average annual bonus for the prior two fiscal years payable in 24 monthly installments. In addition, upon such termination without cause or with good reason, the Corporation will afford continued participation in the Corporation's compensation plans (or, if not permitted under the general provisions of any such plan, will provide a substantially equivalent benefit) for two additional years.

         Effective May 21, 2001, the Corporation entered into an employment agreement with Daniel J. Kohl, the Corporation's Chief Executive Officer. The term of the agreement expires May 21, 2004, subject to automatic one-year extensions annually thereafter unless either party gives six months' prior written notice of non-extension. The agreement establishes an annual base salary of $250,000, subject to such increases (but not decreases) as are determined from time to time by the Board of Directors or a compensation committee designated by the Board of Directors. The agreement provides for an annual incentive bonus in an amount to be determined by the Board of Directors up to 100% of Mr. Kohl's base salary. Under the agreement, Mr. Kohl is entitled to participate in all of the Corporation's compensation plans covering key executive and managerial employees.

         The employment agreement includes an agreement on the part of Mr. Kohl not to compete with the Corporation for a period of two years after his employment with the Corporation is terminated. If Mr. Kohl's employment is terminated by reason of death, the Corporation will pay to his personal representative his base salary through the date of death, together with any accrued benefits (including death benefits) to which he is entitled under the terms of the Corporation's compensation plans. In the event of Mr. Kohl's termination due to disability, he will be entitled to receive his base salary reduced by any benefits paid under the Corporation's group long-term disability insurance plan for the remaining term of the agreement and the portion of his annual bonus relating to the period before his disability. If Mr. Kohl's employment is terminated by the Corporation for "cause" or he terminates his employment voluntarily without "good reason," the Corporation will pay his base salary through the effective date of termination, together with any accrued benefits to which he is entitled under the terms of the Corporation's compensation plans. Cause includes a material act of fraud, dishonesty or moral turpitude, gross negligence or intentional misconduct. Good reason includes a material demotion in Mr. Kohl's status or position, a material change in his duties that is inconsistent with his position, his removal (other than for cause) from the Corporation's board of directors, a reduction in his base salary, or a failure to continue his participation in the Corporation's compensation plans on terms comparable to other key executives. If Mr. Kohl's employment is terminated by the Corporation without cause or by Mr. Kohl with good reason, the Corporation will pay his base salary through the termination date, plus an amount of severance pay equal to two times the sum of his annual base salary and his average annual bonus for the prior two fiscal years payable in 24 monthly installments. In addition, upon such termination without cause or with good reason, the Corporation will afford continued participation in the Corporation's compensation plans (or, if not permitted under the general provisions of any such plan, will provide a substantially equivalent benefit) for two additional years.

         Effective November 1, 1998, the Corporation entered into a four-year employment agreement with Scott Klein, its President and Chief Operating Officer. The agreement, which was amended June 20, 2001, establishes an annual base salary of $225,000, subject to such increases (but not decreases) as are determined from time to time by the Board of Directors or a compensation committee designated by the Board of Directors. The agreement provides for an annual incentive bonus in an amount to be determined by the Board of Directors up to 50% of Mr. Klein's base salary. In the event that Mr. Klein is employed by Corporation on June 1, 2002, his annual bonus for the fiscal year ended July 31, 2002, will be not less than $25,000. Under the agreement, Mr. Klein is entitled to participate in all of the Corporation's compensation plans covering key executive and managerial employees.

         The employment agreement includes an agreement on the part of Mr. Klein not to compete with the Corporation for a period of one year after his employment with the

Corporation is terminated. If Mr. Klein's employment is terminated by reason of death, the Corporation will pay to his personal representative his base salary through the date of death, together with any accrued benefits (including death benefits) to which he is entitled under the terms of the Corporation's compensation plans. In the event of Mr. Klein's termination due to disability, he will be entitled to receive his base salary reduced by any benefits paid under the Corporation's group long-term disability insurance plan for the remaining term of the agreement. If Mr. Klein's employment is terminated by the Corporation for cause or he terminates his employment voluntarily without good reason, the Corporation will pay his base salary through the effective date of termination, together with any accrued benefits to which he is entitled under the terms of the Corporation's compensation plans. Cause includes a material act of fraud, dishonesty or moral turpitude, gross negligence or intentional misconduct. Good reason includes a material demotion in Mr. Klein's status or position, a material change in his duties that is inconsistent with his position, a reduction in his base salary, or a failure to continue his participation in the Corporation's compensation plans on terms comparable to other key executives. If Mr. Klein's employment is terminated by the Corporation without cause or by Mr. Klein with good reason, the Corporation will pay his base salary through the termination date, plus an amount of severance pay equal to his annual base salary in a lump sum. The Corporation and Mr. Klein have agreed that Mr. Klein may terminate his employment with the Corporation (i) at any time during the period beginning June 1, 2002, and ending on June 30, 2002 or (ii) within 30 days after Daniel J. Kohl ceases to be Chief Executive Officer of the Corporation, and in the event that Mr. Klein's employment is so terminated, the Corporation will pay Mr. Klein a severance payment of $200,000.

         Effective February 11, 2000, the Corporation entered into an employment agreement with Paul C. Campbell under which Mr. Campbell was employed as Senior Vice President and Chief Financial Officer of the Corporation at an annual base salary of $166,000. The Corporation terminated Mr. Campbell's employment without cause effective September 28, 2001. Accordingly, under the agreement, Mr. Campbell is entitled to receive an amount of severance pay equal to his annual base salary. Mr. Campbell was paid $83,000 on September 28, 2001, and the Company is paying Mr. Campbell the remaining $83,000 in equal bi-monthly installments beginning October 2001.

         Effective December 24, 1997, the Corporation entered into a four-year employment agreement with Randall E. Drullinger which provided for an annual salary of $104,000. Mr. Drullinger served in various capacities with the Corporation, most recently as Vice President of Operations. Effective August 2, 2001, Mr. Drullinger and the Corporation agreed to replace the employment agreement with a two-year consulting agreement that pays Mr. Drullinger $7,083 per month for 48 hours of consulting services each month.

         Effective January 1, 1997, the Corporation entered into a five-year consulting agreement with Hugh T. Hornibrook, a director of the Corporation until May 21, 2001, under which the Corporation pays Mr. Hornibrook a retainer of $63 per month and $79 per hour for consulting services on an as-needed basis. The total amount paid to Mr. Hornibrook in fiscal 2000 was $756.

REPORT OF BOARD OF DIRECTORS ON COMPENSATION

         The Corporation attempts to structure executive officer compensation in order to attract, motivate and retain qualified personnel who actively contribute to the successful attainment of the Corporation's business objectives. Executive officer compensation includes base salaries that are market competitive, annual performance-based bonuses, and long-term stock-based incentives in the form of options to purchase Common Shares.

         Salaries. Base salary rates for executive officers are based on the level of duties and responsibilities of such officers, performance reviews and comparisons of salary levels at comparable companies.

         Bonuses. The Corporation established a bonus plan for executive officers and other key managers for fiscal 2001 based on meeting certain net income and budget targets. A total of $10,144 in bonuses were distributed to executive officers under the bonus plan. In addition, during fiscal 2001, Mr. Kohl received a signing bonus of $25,000 when he became Chief Executive Officer, Jeffry S. Weiss, former Vice President and Chief Technology Officer, was paid a bonus of $10,000 based on meeting certain performance criteria established by Mr. Dawson and Mr. Klein, and Paul C. Campbell, former Vice President and Chief Financial Officer, received a bonus of $5,157 under the terms of his employment agreement with the Corporation.

         Options. The Corporation's Stock Award Plan provides for the grant of stock options and other stock-based awards to the Corporation's officers and employees, non-employee directors, and outside consultants or advisers. The purpose of the Stock Award Plan is to promote and advance the interests of the Corporation and its shareholders by assisting the Corporation in attracting, retaining and rewarding key employees, directors and outside advisers and linking their interests with those of the Corporation's shareholders. No stock-based awards other than options were granted to employees under the Stock Award Plan in fiscal 2001. An option for 200,000 Common Shares was granted to each of Scott Klein and Mark Richards in fiscal 2001 based on the Corporation's interest in retaining the services of these officers and to further align their interests with those of the Corporation's shareholders.

                                      -12

         Chief Executive Officer Compensation. Daniel J. Kohl was appointed Chief Executive Officer of the Corporation on May 21, 2001. Mr. Kohl's base salary of $250,000 was established based on his background, experience, and record of achievement and on competitive market factors. Mr. Kohl was also granted an option to purchase 850,000 Common Shares based on these factors and to further align his interests with those of the Corporation's shareholders. Prior to the appointment of Mr. Kohl, Brandon M. Dawson served as the Corporation's Chief Executive Officer as well as Chairman of the Board at an annual base salary of $195,000 in accordance with the employment agreement between the Corporation and Mr. Dawson entered into in December 1997. Contemporaneous with the appointment of Mr. Kohl, Mr. Dawson's base salary was increased to $250,000 to reflect his ongoing contribution to the future growth of the Corporation and his continuing service as Chairman of the Board.

                                           Members of the Board of Directors

                                           Joel Ackerman
                                           Haywood D. Cochrane, Jr
                                           Leslie H. Cross
                                           Brandon M. Dawson
                                           Michael T. Fiore
                                           Daniel J. Kohl
                                           Gregory G. Schott
                                           David W. Wenstrup

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Dawson is Chairman of the Board of the Corporation and Mr. Kohl is Chief Executive Officer. Scott Klein, President and Chief Operating Officer, and Gregory J. Frazer, Ph.D., Vice President - Business Development of the Corporation until October 1, 2001, were directors of the Corporation during fiscal 2001. Hugh T. Hornibrook, who was a director of the Corporation until May 2001, was an officer of the Corporation prior to January 1997. No other members of the board of directors of the Corporation are present or former officers or employees. In December 2000, the Board of Directors created a standing compensation committee with Joel Ackerman and Leslie H. Cross as members.

         Interests Of Insiders In Material Transactions. Gregory J. Frazer, Ph.D., a former officer and director of the Corporation, and his wife, Carissa Bennett, had the right, until September 30, 2001, to require the Corporation to redeem an aggregate of 1,680 of their Common Shares as of the last day of each calendar quarter at a price of $8.35 per share. The redemption rights were noncumulative. Pursuant to such redemption rights, the Corporation redeemed during the fiscal year ended July 31, 2001, a total of 5,040 Common Shares from Ms. Bennett and Mr. Frazer for consideration of $42,084.

         On March 19, 1998, the Corporation loaned Brandon M. Dawson, Chairman and Chief Executive Officer and a director of the Corporation, $33,107 in order to pay taxes incurred as a result of the exercise by Mr. Dawson of options to purchase 20,000 Common Shares on April 1,

1996. The loan, which matured on December 31, 2000 and remains outstanding, continues to bear interest at 7.75% per annum.

         On December 19, 2000, Mr. Dawson exercised options for 60,000 Common Shares at $1.25 per share. In connection with such exercise, the Corporation loaned Mr. Dawson $75,000 to pay the aggregate exercise price of the options. The loan has a one-year term and bears interest at 9.5% per annum.

COMPENSATION OF DIRECTORS

         The non-employee directors of the Corporation receive a fee of $2,500 each fiscal quarter and are reimbursed for out-of-pocket and travel expenses incurred in attending board and committee meetings. The Corporation has no other standard arrangement pursuant to which directors are compensated by the Corporation for their services in their capacity as directors. The Corporation may from time to time, as it has in the past, grant stock options to directors in accordance with the policies of AMEX, the Securities and Exchange Commission, and the securities laws and regulations of the jurisdictions where the directors reside. Options granted during the 2001 fiscal year are included in the table under "Option Grants" above.

DIRECTORS AND OFFICERS LIABILITY INSURANCE COVERAGE

         The Corporation maintains insurance for the protection of its directors and officers against liabilities incurred in such capacity with a coverage limit of $4,000,000, subject to a deductible of $50,000 per claim. The premium paid by the Corporation for the annual policy period ended October 31, 2001, for a coverage limit of $2,000,000 was $34,500 for the directors and officers as a group.

STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total return on Common Shares during the last five fiscal years with the Russell 2000 Index and the Standard & Poors Retail Composite Index during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in Common Shares or the indices and assumes the reinvestment of all dividends. The graph depicts the change in the value of Common Shares relative to the indices as of the end of each fiscal year and not for any interim period.

[OBJECT OMITTED]

                                              1996  1997  1998  1999  2000  2001
                                               ---   ---   ---   ---   ---   ---

Sonus Corp. ................................   100    78   121    56    43    41

Russell 2000 Index .........................   100   133   136   147   167   164

Standard & Poors Retail Composite
Index ......................................   100   142   198   246   239   258


                               2001 ANNUAL REPORT

         The Corporation's annual report for the fiscal year ended July 31, 2001, including financial statements and other information with respect to the Corporation, has been mailed to shareholders with this Circular. Additional copies of the annual report may be obtained by writing to the Corporation.

                     AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Corporation are Ernst & Young LLP, 999 Third Avenue South, Suite 3500, Seattle, Washington, 98104-4086. The co-registrars and co-transfer agents for the Common Shares are CIBC Mellon Trust Company, Suite 600, 333-7th Avenue SW, Calgary, Alberta, Canada T2P 2Z1, and Mellon Investor Services, 520 Pike Street, Suite 1220, Seattle, Washington 98101.

                     PARTICULARS OF MATTERS TO BE ACTED UPON

         To the knowledge of the Board of Directors, the only matters to be acted upon at the annual meeting are those set forth in the accompanying Notice of Meeting relating to fixing the number of directors to be elected, the election of directors, the appointment of auditors, approval of amendments to the Corporation's Stock Award Plan, and the receipt of the financial statements for fiscal 2001.

1.       FIXING NUMBER OF DIRECTORS

         Under the Articles of Continuance of the Corporation (the "Articles"), the Board of Directors may consist of a minimum of three and a maximum of 11 directors. The Board of Directors may, between annual general meetings, appoint one or more additional directors to serve until the next annual general meeting, provided that the number of additional directors may not exceed one-third of the number of directors elected at the most recent annual general meeting and the total number of directors may not exceed 11.

         At present, the Board of Directors consists of eight directors. As discussed below, the Board of Directors has nominated eight persons for election as directors at the meeting. Accordingly, the shareholders will be asked to consider and, if thought fit, to pass the following resolution:

                  "BE IT RESOLVED THAT the number of directors of the Corporation be and the same is hereby fixed at eight directors until such time as the directors determine by resolution to appoint one or more additional directors in accordance with the Corporation's Articles."

         The foregoing resolution will be adopted if approved by a majority of the votes cast on this item by the shareholders at the meeting. THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY, UNLESS OTHERWISE INSTRUCTED, INTEND TO VOTE FOR THE RESOLUTION FIXING THE NUMBER OF DIRECTORS.

2.       ELECTION OF DIRECTORS

         The Board of Directors has nominated eight persons for election as directors to serve until the next annual general meeting and until their successors are elected and qualified. All of the nominees for election as directors are members of the present Board of Directors.

         Warburg is entitled to designate three nominees for election as directors. Joel Ackerman was appointed to the Board of Directors in December 1997, Haywood D. Cochrane, Jr., was nominated for election at the 1998 annual general meeting, and David J. Wenstrup was appointed to the Board of Directors in October 1999, in each case at the request of Warburg.

         A nominee will be elected if the nominee receives a plurality of the votes cast by the Shares entitled to vote in the election, provided that a quorum is present at the meeting. UNLESS AUTHORITY TO VOTE FOR A DIRECTOR OR DIRECTORS IS WITHHELD, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW. If for some unforeseen reason a nominee becomes unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors unless otherwise instructed.

         The following table sets forth information with respect to each person nominated for election as a director of the Corporation, including their names, municipality of residence, ages as of October 31, 2001, business experience during the past five years, and year of appointment as a director. There are no family relationships among the Corporation's directors, nominees for director, or officers. The Corporation has two executive officers, Brandon M. Dawson and Daniel J. Kohl, who have been nominated for election as directors.

Name and                                                                Director
Municipality of Residence        Age     Principal Occupation (*)       Since
-------------------------        ---     ------------------------       -----

Joel Ackerman                    37      Managing Director of Warburg,   1997
 New York, New York                      Pincus LLC, a specialized
                                         financial services organization.

Leslie H. Cross                  50      President and Chief Executive   2000
 Del Mar, California                     Officer and a director of dj
                                         Orthopedics, LLC, a manufacturer
                                         and distributor  of  orthopedic
                                         and sports-related products.

Haywood D. Cochrane, Jr.         53      Chief Executive Officer         1998
 Nashville, Tennessee                    and a director of CHD Meridian
                                         Healthcare, Inc., a specialized
                                         medical management company.

Brandon M. Dawson                33      Chairman of the Board           1995
 Happy Valley, Oregon                    of the Corporation.

Michael T. Fiore                 47      Consultant.                     2001
 Vancouver, British Columbia

Daniel J. Kohl                   45      Chief Executive Officer         2001
 Alpharetta, Georgia                     of the Corporation.

Gregory G. Schott                37      Senior Vice President           2001
 Portolo Valley, California              of Marketing of Agile Software
                                         Corporation, a developer of
                                         supply chain software.

David J. Wenstrup                37      Managing Director of Warburg    1999
 Bronxville, New York                    Pincus LLC, a specialized
                                         financial services organization.
-------------------------

 (*) During the past five years, the principal occupation and employment of each director has been in the capacity set forth above except as follows:

     (a) Mr. Ackerman has been employed by Warburg Pincus LLC, since 1993. Mr. Ackerman is a director of Coventry Health Care, Inc.

     (b) Mr. Cross has served as President of dj Orthopedics, LLC, a manufacturer and distributor of orthopedic and sports-related products, since July 1995 and as Chief Executive Officer since June 1999.

     (c) Mr. Cochrane has held his present position since January 2000, when Corporate Health Dimensions merged with Meridian Corporate Healthcare, Inc., where he had been President and Chief Executive Officer since February 1997. He was Executive Vice President, Chief Financial Officer and Treasurer of Laboratory Corporation of America Holdings, Inc. ("LabCorp"), from April 1995 to November 1996 and a consultant to LabCorp from November 1996 until February 1997. Mr. Cochrane is a director of AmeriPath, Inc., JDN Realty Corporation and TriPath Imaging, Inc.

     (d) Mr. Dawson served as President and Chief Executive Officer of the Corporation from December 1995 to June 1999 and as Chairman and Chief Executive Officer from June 1999 to May 2001.

     (e) Mr. Fiore was Co-Chairman and Chief Executive Officer of Interdent, Inc. a provider of multi-specialty dental management services, from April 1997 to September 2001. From June 1996 to March 1997, he was Executive Vice President and Chief Operating Officer of Salick Health Care, Inc., a provider of diagnostic and therapeutic services to patients with cancer, kidney disease, organ transplantation and immunodeficiency diseases.

     (f) Mr. Kohl was President and Chief Executive Officer of 21st Century Jobfinder, Inc., an internet and interactive voice recognition based employment recruiting company, from February 2000 to February 2001. From January 1997 to January 1999, he served as President and Chief Executive Officer of Housecall Medical Resources, Inc., a home health care company. Mr. Kohl was Senior Vice President/Group Executive of the Health Information Services Division of Equifax, Inc., from August 1993 to January 1997.

     (g) Mr. Schott served as Vice President of Business Development of Agile Software Corporation from July 1999 to May 2001, when he was promoted to his present position. From September 1997 to January 1999, Mr. Schott was Vice President, Marketing, with Digital Generation Systems, Inc. ("Digital"), a developer of software and hardware and manager of services over a virtual private network in order to deliver media content digitally. From June 1996 to September 1997, he was Vice President, Operations, of Digital.

     (h) Mr. Wenstrup has been employed by Warburg, Pincus LLC, since 1997. From August 1991 to May 1997, Mr. Wenstrup served in various positions at The Boston Consulting Group, Inc., a strategic management consulting company.

DIRECTORS' MEETINGS AND BOARD COMMITTEES

         During the fiscal year ended July 31, 2001, the Board of Directors held five meetings. Each director attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of any committee of the Board of Directors on which the director served during fiscal 2001.

         The Audit Committee reviews services provided by the Corporation's independent auditors, makes recommendations concerning their engagement or discharge, and reviews with management and the independent auditors the annual financial statements of the Corporation, the results of the audit, the adequacy of internal accounting controls, and the quality of financial reporting. The Audit Committee met four times during fiscal 2001. The current members of the Audit Committee are Messrs. Cross, Fiore, and Schott. The Board of Directors has adopted a written charter for the Audit Committee and determined that all of the members of the Audit Committee are independent as required by the AMEX listing standards.

         In December 2000, the Board of Directors created a standing compensation committee and appointed Mr. Ackerman and Mr. Cross as members of that committee. The compensation committee may review the compensation of the Corporation's directors and executive officers prior to consideration of such matters by the Board of Directors as a whole. The compensation committee did not meet during the fiscal year ended July 31, 2001.

         The Corporation presently does not have a standing nominating committee. The Board of Directors will consider suggestions submitted by shareholders regarding potential nominees for director. Any recommendations as to nominees for election at the 2002 annual general meeting of shareholders should be submitted in writing by August 2, 2002, to the Secretary of the Corporation at its principal executive offices and should include the name, address and qualifications of each proposed nominee.

AUDIT COMMITTEE REPORT

         The Audit Committee is responsible for recommending to the Board of Directors that the Corporation's financial statements be included in the Corporation's Annual Report on Form 10-K. In making its recommendation, the Audit Committee discussed with Ernst & Young LLP, the Corporation's independent auditors with respect to such financial statements, those matters required to be communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit and those described in Statement on Auditing Standards No. 61 regarding communications with audit committees. The Audit Committee also received the written disclosures and a letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees" and has discussed with Ernst & Young LLP their independence. The Audit Committee has reviewed and discussed the Corporation's audited financial statements for the fiscal year ended July 31, 2001, with the Corporation's management and Ernst & Young LLP. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended July 31, 2001.

                                            Members of the Audit Committee

                                            Leslie H. Cross
                                            Michael T. Fiore
                                            Gregory G. Schott

OTHER EXECUTIVE OFFICERS

         Scott Klein, age 44, has served as President and Chief Operating Officer of the Corporation since June 1999 and was Executive Vice President and Chief Operating Officer from November 1998 to June 1999. Mr. Klein was Senior Vice President of Operations (Eastern Zone) of Hollywood Entertainment Corporation from April 1997 to October 1998. He previously held various senior management positions, including Senior Vice President of the Retail Division, at NordicTrack, Inc., from August 1993 until April 1997.

         Mark Richards, age 43, has served as Senior Vice President and Chief Financial Officer since July 2001. Prior to joining the Corporation, Mr. Richards was Senior Vice President and Chief Financial Officer for Pathology Partners, Inc., in Dallas, Texas from March 2000 to July 2001. From December 1998 to February 2000, he served as Chief Financial Officer of MedSites, Inc. and was Chief Financial Officer and Treasurer of American Imaging Management (formerly known as Medicon) from January 1996 to December 1998.

         Daniel W. Quall, age 45, has served as Vice President of Network of the Corporation since April 2000 and was Vice President of Education and
Professional Development from January 2000 to April 2000. He was Director of Education from April 1998 to January 2000. Mr. Quall also served from 1980 to 2000 as President of Western Hearing Aid Co., Inc., doing business as Earcare, an audiology clinic in Longview, Washington.

         Nancy  E.  Sayles,  age 51,  has  served  as Vice  President  of  Human
Resources of the Corporation since April 2000 and was Director of Human Resources from February 2000 to March 2000 and from March 1997 to April 1999. From April 1999 to December 1999, she was Senior Manager of Human Resources at Concentrix, Inc. located in Portland, Oregon, and was Director of Human Resources at Lewis & Clark College in Portland, Oregon from May 1990 until March 1997.

         Donna Schultz, age 44, has served as Vice President of Marketing of the Corporation since October 2001. Ms. Schultz was Vice President of Marketing and Product Management for Harland Financial Solutions from February 1999 until October 2001and was Assistant Vice President of Marketing-Group Division of Standard Insurance Company from May 1995 to February 1999.

         James Merideth-Webb, age 41, has served as Vice President and Chief Information Officer of the Corporation since September 2001. Prior to joining the Corporation, Mr. Merideth-Webb worked in Chicago, Illinois, as a Senior Project Manager for Allstate Financial Technology from October 2000 to August 2001. From January 2000 to October 2000, Mr. Merideth-Webb was Director, Project Management for MyPoints.com and was a Senior Project Manager for Allstate Life Insurance from August 1999 to January 2000. Mr. Merideth-Webb was employed by MMI Companies, Inc. from April 1991 to August 1999, serving as Director, Production and Technical Services beginning in August 1995.


3.       APPOINTMENT OF AUDITORS

         Effective December 14, 2000, upon the recommendation of the Board of Directors, the Corporation engaged Ernst & Young LLP as its independent auditors, replacing KPMG LLP, which resigned effective November 17, 2000. KPMG LLP's report dated November 13, 2000, on the Corporation's consolidated financial statements for the fiscal years ended July 31, 2000 and 1999, contained no adverse opinion or disclaimer of opinion, nor was any such report qualified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended July 31, 2000 and 1999, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the period since August 1, 1998, and prior to engaging Ernst & Young LLP as its new independent auditors, the Corporation did not consult with them regarding any matters related to the application of accounting principles, the type of audit opinion that might be rendered on the Corporation's financial statements or any other such matters.

         During a meeting of the Corporation's audit committee on November 16, 2000, KPMG LLP orally notified the members of the audit committee of certain material weaknesses in certain of the Corporation's internal controls. KPMG LLP stated to the audit committee that as of July 31, 2000, it believed that the Corporation did not have specific policies and procedures in place to adequately estimate the valuation adjustments required on its accounts receivable balances. These adjustments include the allowance for bad debts, reserve for aged receivables, and payment adjustments on product sales. In addition, KPMG LLP informed the audit committee that it believed that the Corporation did not have an adequate system to ensure proper recording of sales returns. On November 22, 2000, KPMG LLP delivered a letter dated November 13, 2000, to the Corporation that further described these weaknesses and other reportable conditions and recommended the following additional actions: (a) development of specific accounting policies and procedures; (b) adding sufficient qualified accounting personnel; (c) timely reconciliation of accounts; and (d) strengthening controls surrounding accounting for sales and returned sales.

         KPMG LLP also issued a letter dated March 29, 2000, in connection with its review of the Corporation's financial statements for its quarter ended
January 31, 2000. This letter described two internal control weaknesses, considered to be reportable conditions and recommended timely reconciliation of cash accounts and preparation of an accounts receivable aging report. In June 2000 at the conclusion of the review of the Corporation's financial statements for its quarter ended April 30, 2000, KPMG LLP orally notified a member of the Corporation's audit committee of the continued existence of the reportable conditions noted in the letter dated March 29, 2000.

         KPMG LLP also issued a letter dated October 25, 1999, in connection with its audit of the Corporation's consolidated financial statements as of and for the fiscal year ended July 31, 1999. This letter described certain internal control weaknesses, considered to be reportable conditions, and recommended the following actions: (a) timely reconciliation of cash accounts; (b) adding sufficient qualified accounting personnel; (c) strengthening controls surrounding accounting for sales; and (d) development of specific formal accounting policies and procedures.

AUDIT FEES

         The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Corporation's financial statements for the fiscal year ended July 31, 2001 and the review of the financial statements included in the Corporation's Form 10-Q quarterly reports for that fiscal year were $144,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         During the fiscal year ended July 31, 2001, Ernst & Young LLP did not render any of the professional services with regard to financial information systems design and implementation described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

ALL OTHER FEES

         The aggregate fees billed for services rendered by Ernst & Young LLP for the fiscal year ended July 31, 2001, other than the services described above under "Audit Fees," were $45,000. The Audit Committee has determined that the provision of the services covered in "All Other Fees" was compatible with maintaining Ernst & Young LLP's independence.

         UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY INTEND TO VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS OF THE CORPORATION TO HOLD OFFICE UNTIL THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE APPOINTED AND TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE AUDITORS' REMUNERATION. The Corporation expects representatives of Ernst & Young LLP to be present at the meeting and to be available to respond to appropriate questions. The auditors will have the opportunity to make a statement at the meeting if they desire to do so.

4.       APPROVAL OF AMENDMENT TO STOCK AWARD PLAN

GENERAL

         Effective December 10, 1996, the Board of Directors adopted a Stock Award Plan providing for the grant of options to employees of the Corporation. The Board of Directors subsequently amended and restated the Stock Award Plan effective February 5, 1997, and adopted a second amendment and restatement effective October 15, 1997, which was approved by the shareholders of the Corporation on December 5, 1997. Amendments to increase the number of Common Shares issuable under the Stock Award Plan to 1,800,000 shares, 2,300,000 shares, and 2,500,000 shares were approved by the shareholders at meetings held on February 9, 1998, December 15, 1998, and April 5, 2001, respectively.

         The Stock Award Plan provides for the grant of stock options and other stock-based awards to the Corporation's officers and employees, non-employee directors, and outside consultants or advisers. The purpose of the Stock Award Plan is to promote and advance the interests of the Corporation and its shareholders by assisting the Corporation in attracting, retaining and rewarding key employees, directors and outside advisers and linking their interests with those of the Corporation's shareholders.

PROPOSED AMENDMENT TO THE STOCK AWARD PLAN

         Effective May 21, 2001, the Board of Directors adopted, subject to shareholder approval, an amendment to the Stock Award Plan to increase the number of Common Shares that may be made the subject of awards under the Stock Award Plan by 1,000,000 shares to a total of 3,500,000 shares. The Board of Directors subsequently adopted, subject to shareholder approval, two additional amendments to the Stock Award Plan, effective August 3, 2001, and October 4, 2001, respectively. Each amendment increased the number of Common Shares that may be made the subject of awards under the Stock Award Plan by 500,000, resulting in the total number of Common Shares that may be the subject of awards under the Stock Award Plan being set at 4,500,000. Common Shares subject to awards granted under the Stock Award Plan which expire or are otherwise canceled or terminated or are settled in cash in lieu of Common Shares will again become available for grants of new awards.

         As of May 20, 2001, seven executive officers, 70 other employees or former employees, five non-employee or former non-employee directors and one outside consultant held stock options granted under the Stock Award Plan and represented the pool of persons considered eligible to participate in the plan at that date. Also at that date, options for 2,400 Common Shares granted under the Stock Award Plan had been exercised, options to purchase a total of

2,095,000 Common Shares were outstanding, and 402,600 Common Shares were available for future grants of awards under the Stock Award Plan. At May 20, 2001, options had been granted under the Stock Award Plan as follows: Brandon M. Dawson, Chairman of the Board, 455,000 shares; Scott E. Klein, President and Chief Operating Officer, 375,000 shares; Jeffry S. Weiss, Vice President and Chief Technology Officer, 100,000 shares; Paul C. Campbell, Senior Vice President and Chief Financial Officer, 200,000 shares; Randall E. Drullinger, Vice President of Operations, 80,000 shares, all executive officers as a group (including Messrs. Dawson, Klein, Weiss, Campbell and Drullinger), 1,310,000 shares; all then non-employee directors as a group, 165,000 shares; and all non-executive employees and consultants as a group, 620,000 shares. Additional information regarding options granted to directors and executive officers of the Corporation is set forth above in the table headed "Option Grants in Last Fiscal Year."

         The following table presents information with respect to additional stock options granted under the Stock Award Plan subsequent to May 20, 2001.

                       NEW PLAN BENEFITS-STOCK AWARD PLAN

         NAME AND POSITION                                     NUMBER OF OPTIONS
         -----------------                                     -----------------
         Brandon M. Dawson                                                  0
           Chairman
         Daniel J. Kohl                                               850,000
           Chief Executive Officer (1)
         Scott Klein                                                  200,000
           President and Chief Operating Officer (2)
         Paul C. Campbell                                                   0
           Chief Financial Officer (3)
         Randall E. Drullinger                                              0
           Vice President of Operations (3)
         Jeffry S. Weiss                                                    0
           Vice President and Chief Information Officer (3)
         All executive officers as a group                          1,610,000
         Non-employee directors as a group                            150,000
         Non-executive employees as a group                           487,000

(1) Option is exercisable as to 212,500 Common Shares on May 21, 2002, and an additional 53,125 Common Shares on each three-month anniversary thereafter.

(2) Option is exercisable as to 70,000 Common Shares immediately following grant and an additional 10,833 Common Shares each quarter beginning August 1, 2001.

(3)      No longer an officer of the Corporation.

         The Board of Directors of the Corporation has approved a program under which substantially all employees holding options to purchase Common Shares under the Stock Award

Plan will be offered the opportunity to exchange their options for new options to be granted under the Stock Award Plan on a one-for-one basis. The new options will be granted at a date in the future that is at least six months and one day following the date on which the existing options are accepted for exchange and cancelled. The exercise price of the new options will be the average of the high and low sales prices of the Common Shares on the date of grant. Except as set forth in the New Plan Benefits table above, there are no other awards that are presently proposed to be granted to any executive officers, other employees, or directors under the Stock Award Plan. The type, number, and value of additional awards that may be granted in the future under the Stock Award Plan is not known. The closing sale price for the Common Shares reported on AMEX on November 27, 2001, was $0.76.

DESCRIPTION OF AWARDS UNDER THE STOCK AWARD PLAN

         The types of awards (collectively referred to as "Awards") that may be granted by the Board of Directors under the Stock Award Plan include:

         Options. Options to purchase Common Shares may be incentive stock options ("ISOs") meeting the requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options which are not eligible for such tax-favored treatment. The expiration date of each option is as determined by the Board of Directors (but not more than 10 years after the date of grant for ISOs), subject to approval by any regulatory authority having jurisdiction over Awards granted under the Stock Award Plan. The exercise price per share must be equal to or greater than 100% of the fair market value of a Common Share on the date the option is granted for ISOs and at a discount of not more than 25% from such fair market value for nonqualified options.

         Stock Appreciation Rights. A recipient of stock appreciation rights will receive upon exercise an amount equal to the excess (or specified portion thereof) of the fair market value of a Common Share on the date of exercise over the base price, multiplied by the number of shares as to which the rights are exercised. The base price will be designated by the Board of Directors in the award agreement and may be equal to, higher or lower than the fair market value of the Common Shares on the date of grant. Payment may be in cash, in Common Shares, or in any other form or combination of methods approved by the Board of Directors.

         Restricted Units. Restricted units are awards of units equivalent in value to a Common Share, which may be subject to forfeiture if the recipient terminates employment or service as a director or consultant during a specified period. At the expiration of such period, the restricted units vest and payment is made in an amount equal to the value of the number of shares covered by the restricted units. Payment may be in cash, in Common Shares, or in any other form or combination of methods approved by the Board of Directors.

         Performance Awards. Performance Awards are granted in units equivalent in value to a Common Share. A performance Award is subject to forfeiture if or to the extent the recipient fails to meet certain performance goals during a designated performance cycle. Performance Awards earned by attaining performance goals are paid at the end of a performance cycle in cash, in Common Shares, or in any other form or combination of methods approved by the Board of Directors.

         Other Stock-Based Awards. The Board of Directors may grant other Awards that involve payments or grants of Common Shares or are measured by or in relation to Common Shares. The Stock Award Plan provides flexibility to design new types of stock-based or stock-related Awards to attract and retain employees, officers, directors, and outside advisers in a competitive environment.

         Nontransferability. Awards are not transferable or assignable except by will or the laws of descent and distribution.

ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

         In the event of a change in capitalization, the Board of Directors will make such proportionate adjustments in the aggregate number of Common Shares for which Awards may be granted under the Stock Award Plan, the maximum number of Common Shares which may be awarded to any participant, and the number of Common Shares covered by, and the exercise or base price of, any outstanding Awards, as the Board of Directors in its sole discretion deems appropriate.

DURATION, TERMINATION AND AMENDMENT OF THE STOCK AWARD PLAN

         The Stock Award Plan will remain in effect until Awards have been granted covering all available Common Shares under the Stock Award Plan or the plan is otherwise terminated by the Board of Directors. The Board of Directors may terminate the Stock Award Plan at any time, but any such termination will not affect any outstanding Awards. The Board of Directors may also amend the Stock Award Plan from time to time, subject to approval, to the extent required, by any regulatory authority having jurisdiction over the Stock Award Plan, but may not, without shareholder approval, materially increase the aggregate number of Common Shares that may be issued under the Stock Award Plan other than in connection with adjustments for a change in capitalization.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

         The following discussion summarizes the principal anticipated U.S. federal income tax consequences of grants of Awards under the Stock Award Plan to participants and to the Corporation. All recipients of Awards under the Stock Award Plan to date are U.S. residents.

                        TAX CONSEQUENCES TO PARTICIPANTS

         Incentive Stock Options. ISOs under the Stock Award Plan are intended to meet the requirements of Section 422 of the Code. A participant does not realize taxable income upon the grant of an ISO or upon the issuance of shares when the option is exercised. The amount realized on the sale or taxable exchange of such shares in excess of the exercise price will be a capital gain, and any loss will be a capital loss, except that if such disposition occurs within one year after exercise of the option or two years after grant of the option, the participant will recognize compensation taxable at ordinary income tax rates measured by the amount by which the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares, exceeds the exercise price. For purposes of determining alternative minimum taxable income, an ISO is treated as a nonqualified option.

         Nonqualified Options. No taxable income is recognized upon the grant of a nonqualified option. In connection with the exercise of a nonqualified option, a participant will generally realize ordinary income measured by the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The participant's cost basis in the acquired shares is the fair market value of the shares on the exercise date. Any gain upon sale of the shares is capital gain.

         Stock Appreciation Rights. The grant of a stock appreciation right to a participant will not cause the recognition of income by the participant. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any Common Shares or other property delivered to the participant.

         Restricted Units and Performance Awards. Generally, a participant will not recognize any income upon issuance of an Award of restricted units or performance units that is subject to forfeiture during a restriction period or performance cycle. Generally, a participant will recognize compensation income upon the vesting of restricted units or performance units in an amount equal to the amount of cash payable to the participant plus the fair market value of Common Shares or other property delivered to the participant.

                       TAX CONSEQUENCES TO THE CORPORATION

         To the extent participants qualify for capital gains treatment with respect to the sale of shares acquired pursuant to exercise of an ISO, the Corporation will not be entitled to any tax deduction in connection with ISOs. In all other cases, the Corporation will be entitled to receive a U.S. federal income tax deduction at the same time and in the same amount as the amount which is taxable to participants as ordinary income with respect to Awards.

RECOMMENDATION AND VOTE

         At the meeting, the shareholders will be asked to consider and, if thought fit, to approve the following resolution:

                  "BE IT RESOLVED THAT amendment of the Second Amended and Restated Stock Award Plan of the Corporation to increase the number of Common Shares issuable thereunder from 2,500,000 to 4,500,000 Common Shares is hereby approved."

         THIS RESOLUTION WILL NOT TAKE EFFECT UNLESS IT IS APPROVED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES PRESENT, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE ON THE PROPOSAL AT THE MEETING. THE PERSONS DESIGNATED IN THE ENCLOSED

FORM OF PROXY, UNLESS INSTRUCTED OTHERWISE, INTEND TO VOTE FOR THIS RESOLUTION APPROVING AMENDMENT OF THE STOCK AWARD PLAN.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF APPROVAL OF AN AMENDMENT TO THE STOCK AWARD PLAN TO INCREASE THE NUMBER OF COMMON SHARES ISSUABLE THEREUNDER TO 4,500,000 COMMON SHARES.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Shareholder proposals submitted for inclusion in the 2002 proxy materials and consideration at the 2002 annual general meeting of shareholders must be received by the Corporation by August 2, 2002. Any such proposal should comply with the SEC's rules governing shareholder proposals submitted for inclusion in proxy materials.

         For any proposal that is not submitted for inclusion in next year's proxy materials but instead is sought to be presented directly at the 2002 annual general meeting of shareholders, the persons named as proxies will be able to vote in their discretion if the Corporation: (1) receives notice of the proposal before the close of business on October 30, 2002, and advises shareholders in the 2002 proxy materials about the nature of the matter and how management intends to vote on such matter; or (2) has not received notice of the proposal by the close of business on October 30, 2002.

                                    * * * * *

         The contents and the sending of this Circular have been approved by the Board of Directors of the Corporation.


Portland, Oregon                            BY ORDER OF THE BOARD OF DIRECTORS
November 30, 2001
                                            /s/ Brian S. Thompson
                                            ----------------------------------
                                            Brian S. Thompson
                                            Secretary

                                   SONUS CORP.
                                 --------------

                                      PROXY
                                 --------------


      FOR USE AT THE ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 17, 2002

The undersigned shareholder of SONUS CORP. (the "Corporation") hereby appoints Brandon M. Dawson, Daniel J. Kohl, or Leslie H. Cross, each a director of the
Corporation, or instead of any of the foregoing,                           ,  as
                                                ---------------------------
proxy for the undersigned to attend and act for and on behalf of the undersigned at the Annual and Special General Meeting of the Shareholders of the Corporation (the "Meeting") to be held on the 17th day of January, 2002, and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the designee named above is specifically directed to vote (or withhold or abstain from voting) the Common Shares and Preferred Shares of the Corporation registered in the name of the undersigned as indicated below.

1.    RESOLUTION FIXING THE NUMBER OF DIRECTORS AT EIGHT.

            FOR [ ]           AGAINST [ ]       ABSTAIN [ ]


2.    ELECTION OF DIRECTORS.

            FOR [ ]                             WITHHOLD VOTE [ ]
      all nominees listed (except               as to all nominees
      as marked to the contrary below)          listed below

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

      Joel Ackerman, Haywood D. Cochrane, Jr., Leslie H. Cross, Brandon M. Dawson, Michael T. Fiore, Daniel J. Kohl, Gregory G. Schott, David J. Wenstrup.


3.    RESOLUTION  APPROVING THE APPOINTMENT OF ERNST & YOUNG LLP as the auditors
      of  the   Corporation   and   authorizing   the  directors  to  fix  their
      remuneration.

            FOR [ ]                             WITHHOLD VOTE [ ]


4.    RESOLUTION APPROVING AMENDMENT TO STOCK AWARD PLAN.

            FOR [ ]           AGAINST [ ]       ABSTAIN [ ]


5. To vote at the discretion of the proxy designee on any amendments or variations to the foregoing and on any other matters (other than matters which are to come before the Meeting and which are the subject of another proxy executed by the undersigned) which may properly come before the Meeting or any adjournment or adjournments thereof.

                                               (PLEASE SIGN AND DATE ON REVERSE)

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE CORPORATION AT THE DIRECTION OF THE BOARD OF DIRECTORS. SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON TO ATTEND AND ACT ON THEIR BEHALF AT THE MEETING OTHER THAN ONE OF THE PERSONS LISTED ABOVE AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME OF SUCH PERSON (WHO NEED NOT BE A SHAREHOLDER) IN THE BLANK SPACE PROVIDED ABOVE FOR THAT PURPOSE. THE UNDERSIGNED REVOKES ANY INSTRUMENT OF PROXY PREVIOUSLY GIVEN FOR THE PURPOSE OF THE MEETING IN RESPECT OF COMMON SHARES AND PREFERRED SHARES HELD BY THE UNDERSIGNED.

DATED                   .
     -------------------



------------------------------------------------
Signature of Shareholder(s)

                              NOTES:

                              1. Please sign exactly as your name appears below. If the shares are jointly held, each joint owner named should sign. When signing as attorney, personal representative, administrator, or other fiduciary, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer or person. If the proxy form is not dated in the space provided, it is deemed to bear the date on which it is mailed by the management of the Corporation.

                              2. IN THE EVENT THAT NO SPECIFICATION HAS BEEN MADE WITH RESPECT TO THE VOTING ON ONE OR MORE OF THE RESOLUTIONS REFERRED TO IN ITEMS 1 THROUGH 4 ABOVE, THE PROXY DESIGNEE IS INSTRUCTED TO VOTE THE SHARES REPRESENTED BY THIS PROXY ON EACH SUCH MATTER AND FOR SUCH RESOLUTION. MARKING THE "ABSTAIN" BOX ON ITEMS 1 AND 4 WILL BE DEEMED TO HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                              3. To be effective, proxies must be received before 10 a.m. (Calgary time) on January 16, 2002, by CIBC Mellon Trust Company, Suite 600, 333-7th Avenue S.W., Calgary, Alberta, Canada T2P 2Z1 or be presented at the Meeting.


                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                           SUPPLEMENTARY MAILING LIST

                                   RETURN CARD

NOTE: If you wish to be included in the Supplementary Mailing List of Sonus Corp. in order to receive its interim financial statements, please complete and return this card.



TO:         SONUS CORP.
            C/O THE EQUITY GROUP INC
            800 THIRD AVENUE, 36TH FLOOR
            NEW YORK, NEW YORK 10022

            ATTENTION:  DEVIN SULLIVAN


            The undersigned certifies that the undersigned is the owner of securities of Sonus Corp. and requests that the undersigned be placed on the Supplementary Mailing List of Sonus Corp. for its interim financial statements.

DATED:    ----------------------------------

NAME:     ---------------------------------------------------------------

ADDRESS:  ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------

FAX:      ---------------------------------------------------------------

EMAIL:    ---------------------------------------------------------------


            -------------------------------------------------------------
            SIGNATURE

          ---------------------------------------------------------------
            NAME AND TITLE OF PERSON SIGNING IF
            DIFFERENT FROM NAME ABOVE

EXHIBIT A

                                   SONUS CORP.

                           SECOND AMENDED AND RESTATED

                                STOCK AWARD PLAN

                          (AS AMENDED OCTOBER 4, 2001)


                                   ARTICLE 1
                            ESTABLISHMENT AND PURPOSE

         1.1 ESTABLISHMENT; AMENDMENT AND RESTATEMENT. Sonus Corp. ("Corporation") established the Sonus Corp. Stock Award Plan (the "Plan"), effective as of December 10, 1996, subject to shareholder approval as provided in Article 16 of the Plan. The Plan was previously amended and restated effective February 5, 1997, was further amended and restated effective October 15, 1997, was further amended effective December 18, 1997, October 26, 1998, February 11, 2001, and most recently has been amended effective May 21, 2001, August 3, 2001, and October 4, 2001, to increase the number of Shares issuable hereunder from 2,500,000 Shares to 4,500,000 Shares, subject to shareholder approval at Corporation's 2001 annual meeting of shareholders.

         1.2 PURPOSE. The purpose of the Plan is to promote and advance the interests of Corporation and its shareholders by enabling Corporation and its subsidiaries to attract, retain, and reward key employees, directors, and outside consultants. It is also intended to strengthen the mutuality of interests between such employees, directors, and outside consultants and Corporation's shareholders. The Plan is designed to meet this intent by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Corporation.

                                    ARTICLE 2
                                   DEFINITIONS

         2.1 DEFINED TERMS. For purposes of the Plan, the following terms shall have the meanings set forth below:


         "AWARD" means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Units, Performance Awards, or Other Stock-Based Awards pursuant to the Plan.

         "AWARD AGREEMENT" means an agreement as described in Section 6.4 evidencing an Award granted under the Plan.

         "BOARD" means the Board of Directors of Corporation.

         "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section shall be construed to refer to the successor provision to such Code section.

         "CONSULTANT" means any consultant or adviser to Corporation or a Subsidiary who is not an employee of Corporation or a Subsidiary, but does not include any person involved in a capital-raising or investor relations activity on behalf of the Corporation.

         "CONTINUING RESTRICTION" means a Restriction contained in Sections 15.4, 15.6, and 15.7 of the Plan and any other Restrictions expressly designated by the Board in an Award Agreement as a Continuing Restriction.

         "CORPORATION" means Sonus Corp., an Alberta, Canada, corporation as it may be continued to the Yukon Territories, or any successor corporation.

         "DISABILITY" means the condition of being "disabled" within the meaning of Section 22(e)(3) of the Code. However, the Board may change the foregoing definition of "Disability" or may adopt a different definition for purposes of specific Awards.

         "DOLLARS" OR "$" means United States dollars.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to successor provisions to such section or rule.

         "FAIR MARKET VALUE" of a Share on a particular day means, without regard to any Restrictions, the mean between the reported high and low sale prices, or, if there is no sale on such day, the mean between the reported bid and asked prices, for that day, of Shares on that day or, if that day is not a trading day, the last prior trading day, on the principal securities exchange or automated securities interdealer quotation system on which such Shares shall have been traded.

         "INCENTIVE STOCK OPTION" or "ISO" means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code.

         "NONEMPLOYEE DIRECTOR" means a member of the Board who is not an employee of Corporation or a Subsidiary.

         "NONQUALIFIED OPTION" or "NQO" means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

         "OPTION" means an ISO or an NQO.

         "OTHER STOCK-BASED AWARD" means an Award as described in Section 11.1.

         "PARTICIPANT" means an employee or Consultant of Corporation or a Subsidiary or a Nonemployee Director who is granted an Award under the Plan.

         "PERFORMANCE AWARD" means an Award granted pursuant to the provisions of Article 10 of the Plan, the Vesting of which is contingent on attaining one or more Performance Goals.

         "PERFORMANCE CYCLE" means a designated performance period pursuant to the provisions of Section 10.3 of the Plan.

         "PERFORMANCE GOAL" means a designated performance objective pursuant to the provisions of Section 10.4 of the Plan.

         "PLAN" means this Sonus Corp. Stock Award Plan, as amended and restated as set forth herein and as it may be hereafter amended from time to time.

         "REPORTING PERSON" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

         "RESTRICTED UNIT" means an Award of stock units representing Shares described in Section 9.1 of the Plan.

         "RESTRICTION" means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

         "RETIREMENT" means:

                  (a) For Participants who are employees, retirement from active employment with Corporation and its Subsidiaries at or after age 65, or such earlier retirement date as approved by the Board for purposes of the Plan;

                  (b) For Participants who are Nonemployee Directors, termination of membership on the Board after attaining age 65, or such earlier retirement date as approved by the Board for purposes of the Plan; and

                  (c)  For   individual   Participants   who  are   Consultants,
         termination of service as a Consultant after attaining a retirement age specified by the Board for purposes of an Award to such Consultant.

However, the Board may change the foregoing definition of "Retirement" or may adopt a different definition for purposes of specific Awards.

         "SHARES" means the Common Shares without nominal or par value of Corporation or any security of Corporation issued in substitution, exchange, or in lieu of such securities.

         "STOCK APPRECIATION RIGHT" or "SAR" means an Award described in Article 8 of the Plan.

         "STOCK OPTION PLAN" means the Corporation's incentive stock option plan adopted effective November 18, 1993.

         "SUBSIDIARY" means a "subsidiary corporation" of Corporation within the meaning of Section 425 of the Code, namely any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

         "VEST" or "VESTED" means:

                  (a) In the case of an Award that requires  exercise,  to be or
         to  become   immediately   and  fully   exercisable  and  free  of  all
         Restrictions (other than Continuing Restrictions);

                  (b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

                  (c) In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

                  (d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).


         2.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan shall also include the opposite gender; and the definition of any term in Section 2.1 in the singular shall also include the plural, and vice versa.

                                   ARTICLE 3
                                 ADMINISTRATION

         3.1 GENERAL. Except as provided in Section 3.2, the Plan shall be administered by the Board.


         3.2 COMMITTEE. The Board may delegate administration of the Plan to a committee of two or more Nonemployee Directors. In the event the Board delegates administration to such a committee, the committee will have all the authority of the Board with respect to administration of the Plan, other than the authority to grant Awards to Nonemployee Directors, which authority shall reside exclusively with the Board, and subject to any additional limits on such delegation imposed by the Board.

         3.3 AUTHORITY OF THE BOARD. The Board shall have full power and authority to administer the Plan in its sole discretion, including the authority to:

                 (a) Construe and interpret the Plan and any Award Agreement;

                 (b)  Promulgate,   amend,  and  rescind  rules  and  procedures
         relating to the implementation of the Plan;

                 (c) With respect to Participants:

                    (i)  Select  the  employees,   Nonemployee  Directors,   and
         Consultants who will be granted Awards;

                    (ii) Determine the number and types of Awards to be granted to each Participant;

                    (iii) Determine the number of Shares, or Share equivalents, to be subject to each Award;

                    (iv) Determine the option price, purchase price, base price, or similar feature for any Award; and

                    (v) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan and subject to approval, to the extent required, by any regulatory authority having jurisdiction over Awards granted under the Plan.

Decisions of the Board, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

         3.4 LIABILITY OF BOARD MEMBERS. No member of the Board will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

         3.5 COSTS OF PLAN. The costs and expenses of administering the Plan will be borne by Corporation.


                                   ARTICLE 4
               DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

         4.1 DURATION OF THE PLAN. The Sonus Corp. Stock Award Plan initially became effective December 10, 1996, subject to approval by Corporation's shareholders as provided in Article 16 of the Plan. The Plan will remain in effect until Awards have been granted covering all the available Shares or the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

         4.2 SHARES SUBJECT TO THE PLAN.

         4.2.1 GENERAL. The shares which may be made subject to Awards under the Plan are Shares, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares may be issued under the Plan.

         4.2.2 MAXIMUM NUMBER OF SHARES. The maximum number of Shares for which Awards may be granted under the Plan is 4,500,000 Shares, subject to adjustment pursuant to Article 13 of the Plan; provided that the maximum number of Shares issuable under the Plan may not exceed the number permitted by the regulations, guidelines or policies of any regulatory authority having jurisdiction over the issuance of Shares pursuant to the Plan.

         4.2.3 AVAILABILITY OF SHARES FOR FUTURE AWARDS. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will be made available for future Awards under the Plan. Furthermore, any Shares covered by a Stock Appreciation Right which are not issued upon exercise will become available for future Awards.

                                    ARTICLE 5
                                   ELIGIBILITY

         Officers and other key employees of Corporation and its Subsidiaries (who may also be directors of Corporation or a Subsidiary), Consultants, and Nonemployee Directors who, in the Board's judgment, are or will be contributors to the long-term success of Corporation shall be eligible to receive Awards under the Plan.

                                   ARTICLE 6
                                     AWARDS

         6.1 TYPES OF AWARDS. The types of Awards that may be granted under the Plan are:

                 (a) Options governed by Article 7 of the Plan;

                 (b) Stock  Appreciation  Rights  governed  by  Article 8 of the
         Plan;

                 (c) Restricted Units governed by Article 9 of the Plan;

                 (d) Performance Awards governed by Article 10 of the Plan; and

                 (e) Other Stock-Based  Awards or combination Awards governed by
         Article 11 of the Plan.

In the discretion of the Board, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

         6.2 GENERAL. Subject to the limitations of the Plan, the Board may cause Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Board, in its discretion, deems appropriate; provided that all Awards granted under the Plan are subject to approval by any regulatory authority having jurisdiction over such grants. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan, subject to approval, to the extent required, by any regulatory authority having jurisdiction over Awards granted under the Plan.

         6.3 NONUNIFORM DETERMINATIONS. The Board's determinations under the Plan or under one or more Award Agreements, including, without limitation, the selection of Participants to receive Awards, the type, form, amount, and timing of Awards, the terms of specific Award Agreements, and elections and determinations made by the Board with respect to exercise or payments of Awards, need not be uniform and may be made by the Board selectively among Participants and Awards, whether or not Participants are similarly situated.

         6.4 AWARD AGREEMENTS. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements, or the form thereof, must be approved by the Board and may, subject to the provisions of the Plan, contain any provision approved by the Board, subject to approval, to the extent required, by any regulatory authority having jurisdiction over Awards granted under the Plan.

         6.5 PROVISIONS GOVERNING ALL AWARDS. All Awards will be subject to the following provisions:


                 (a) ALTERNATIVE AWARDS. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award automatically will cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

                 (b) RIGHTS AS SHAREHOLDERS. No Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

                 (c) EMPLOYMENT RIGHTS. Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with Corporation or any Subsidiary or the right to remain as a director of or a consultant to Corporation or any Subsidiary, as the case may be, and will not interfere in any way with the right of Corporation or a Subsidiary to terminate such person's employment or to remove such person as a Consultant or as a director at any time for any reason or for no reason, with or without cause.

                 (d) TERMINATION OF EMPLOYMENT. The terms and conditions under which an Award may be exercised, if at all, after a Participant's termination of employment or service as a Nonemployee Director or Consultant will be determined by the Board and specified in the applicable Award Agreement, subject to approval, to the extent required, by any regulatory authority having jurisdiction over Awards granted under the Plan.

                 (e) CHANGE IN CONTROL. The Board, in its discretion, may provide in any Award Agreement that in the event of a change in control of Corporation (as the Board may define such term in the Award Agreement), as of the date of such change in control:

                    (i) All, or a specified portion of, Awards requiring exercise will become fully and immediately exercisable, notwithstanding any other limitations on exercise;

                    (ii) All, or a specified portion of, Awards subject to Restrictions will become fully Vested; and

                    (iii) All, or a specified portion of, Awards subject to Performance Goals will be deemed to have been fully earned.

         The Board, in its discretion, may include change in control provisions in some Award Agreements and not in others, may include different change in control provisions in different Award Agreements, and may include change in control provisions for some Awards or some Participants and not for others.

                 (f) REPORTING PERSONS. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to Participants who are Reporting Persons without so restricting, limiting or conditioning the Plan with respect to other Participants.

                 (g) SERVICE PERIODS. At the time of granting Awards, the Board may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

                 (h) NONTRANSFERABILITY. Each Award shall not be transferable or assignable otherwise than by will or the laws of descent and distribution and shall be exercisable (if exercise is required) during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative.

                                    ARTICLE 7
                                     OPTIONS

         7.1 TYPES OF OPTIONS. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQO. In the event the Code is amended to provide for tax-favored forms of stock options other than or in addition to Incentive Stock Options, the Board may grant Options under the Plan meeting the requirements of such forms of options.

         7.2 GENERAL. Options will be subject to the terms and conditions set forth in Article 6 of the Plan and this Article 7 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Board deems desirable, subject to approval by any regulatory authority having jurisdiction over Awards granted under the Plan.

         7.3 OPTION PRICE. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which will not be less than:

                 (a) 75 percent of the Fair Market Value of a Share on the date of grant for all Nonqualified Options; or

                 (b) 100 percent of the Fair Market Value of a Share on the date of grant for all Incentive Stock Options;

provided that at no time shall the option exercise price of an Option at the date of grant be greater or less than that permitted under the regulations, guidelines or policies of any regulatory authority having jurisdiction over Awards granted under the Plan.

         7.4 OPTION TERM. The Award Agreement for each Option will specify the term during which the Option may be exercised, as determined by the Board, subject to approval by any regulatory authority having jurisdiction over Awards granted under the Plan.

         7.5 TIME OF EXERCISE. The Award Agreement for each Option will specify, as determined by the Board:

                 (a) The time or times when the Option will become exercisable and whether the Option will become exercisable in full or in graduated amounts over a period specified in the Award Agreement;

                 (b) Such other terms, conditions, and restrictions as to when the Option may be exercised as are determined by the Board; and

                 (c) The extent, if any, to which the Option will remain exercisable after the Participant ceases to be an employee, Consultant or Nonemployee Director of Corporation or a Subsidiary;

in  each  case,   subject  to  approval  by  any  regulatory   authority  having
jurisdiction over Awards granted under the Plan. An Award Agreement for an Option may, in the discretion of the Board, provide whether, and to what extent, the Option will become immediately and fully exercisable (i) in the event of the death, Disability, or Retirement of the Participant, or (ii) upon the occurrence of a change in control of Corporation.

         7.6 METHOD OF EXERCISE. The Award Agreement for each Option will specify the method or methods of payment acceptable upon exercise of an Option. An Award Agreement may provide that the option price is payable in full in cash or, at the discretion of the Board, by delivery (in a form approved by the Board) of an irrevocable direction to a securities broker acceptable to the Board (i) to sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the option price and withholding taxes due, or (ii) to pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the option price and withholding taxes due.

         7.7 SPECIAL RULES FOR INCENTIVE STOCK OPTIONS. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement shall be in conformance with the statutory and regulatory requirements specified in Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may not be granted under the Plan after December 9, 2006, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

                                   ARTICLE 8
                            STOCK APPRECIATION RIGHTS

         8.1 GENERAL. Stock Appreciation Rights will be subject to the terms and conditions set forth in Article 6 of the Plan and this Article 8 and may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Board deems desirable, subject to approval, to the extent required, by any regulatory authority having jurisdiction over Awards granted under the Plan.

         8.2 NATURE OF STOCK APPRECIATION  RIGHT. A Stock Appreciation Right (or
SAR) is an Award entitling a Participant to receive an amount equal to the excess (or if the Board determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR is exercised. The base price will be designated by the Board in the Award Agreement for the SAR and may be the Fair Market Value of a Share on the grant date of the SAR or such other higher or lower price as the Board determines.

         8.3 EXERCISE. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Board. The Board may also provide that a SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions.

         8.4 FORM OF PAYMENT. Payment upon exercise of a Stock Appreciation Right may be made in cash, in installments, in Shares, or in any other form or combination of such methods as the Board shall determine.

                                   ARTICLE 9
                                RESTRICTED UNITS

         9.1 NATURE OF RESTRICTED UNITS. A Restricted Unit is an Award of stock units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Board deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant's employment (or service as a Consultant or Nonemployee Director) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Units.

         9.2 GENERAL. Restricted Units will be subject to the terms and conditions of Article 6 of the Plan and this Article 9 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Board deems desirable, subject to approval, to the extent required, by any regulatory authority having jurisdiction over Awards granted under the Plan.

         9.3 RESTRICTION PERIOD. Restricted Units will provide that such Awards, and the Shares subject to such Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Awards, the Participant must remain in the employment (or remain as a Consultant or Nonemployee Director) of Corporation or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the date of grant of the Award and ending on such later date or dates as the Board may designate at the time of the Award (the "Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares underlying Restricted Units. The Board, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant will be entitled to settlement of the Restricted Units or portion thereof, as the case may be. Although Restricted Units usually will Vest based on continued employment (or continued service as a Consultant or Nonemployee Director) and Performance Awards under Article 10 of the Plan will usually Vest based on attainment of Performance Goals, the Board, in its discretion, may condition Vesting of Restricted Units on attainment of Performance Goals as well as continued employment (or continued service as a Consultant or Nonemployee Director). In such case, the Restriction Period for such Restricted Units will include the period prior to satisfaction of the Performance Goals.

         9.4 FORFEITURE. If a Participant ceases to be an employee (or Consultant or Nonemployee Director) of Corporation or a Subsidiary during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement) the Award Agreement may require that all non-Vested Restricted Units previously granted to the Participant be forfeited and returned to Corporation.

         9.5 SETTLEMENT OF VESTED RESTRICTED UNITS. Upon Vesting of an Award (or portion thereof) of Restricted Units, a Participant will be entitled to receive payment for Restricted Units in an amount equal to the aggregate Fair Market Value of the number of Shares covered by such Restricted Units at the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit will be made as soon as practicable following the conclusion of the applicable Restriction Period in cash, in installments, in Shares equal to the number of Restricted Units, or in any other form or combination of such methods as the Board, in its sole discretion, determines.

                                   ARTICLE 10
                               PERFORMANCE AWARDS

         10.1 GENERAL. Performance Awards will be subject to the terms and conditions set forth in Article 6 of the Plan and this Article 10 and may contain such other terms and conditions not inconsistent with the express provisions of the Plan, as the Board deems desirable, subject to approval, to the extent required, by any regulatory authority having jurisdiction over Awards granted under the Plan.

         10.2 NATURE OF PERFORMANCE AWARDS. A Performance Award is an Award of stock units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Board deems appropriate, including, without limitation, the requirement that the Participant forfeit such Performance Award or a portion of such Award in the event specified Performance Goals are not met within a designated Performance Cycle.

         10.3 PERFORMANCE CYCLES. For each Performance Award, the Board will designate a performance period (the "Performance Cycle") with a duration to be determined by the Board in its discretion within which specified Performance Goals are to be attained. There may be several Performance Cycles in existence at any one time and the duration of Performance Cycles for specific Awards may differ from each other.

         10.4 PERFORMANCE GOALS. For each Performance Award, the Board will establish Performance Goals on the basis of such criteria and to accomplish such objectives as the Board may from time to time select. Performance Goals may be based on performance criteria for Corporation, a Subsidiary, or an operating group or division, or based on a Participant's individual performance. Performance Goals may include objective and subjective criteria. During any Performance Cycle, the Board may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Board may determine.

         10.5 DETERMINATION OF VESTED AWARDS. As soon as practicable after the end of a Performance Cycle, the Board will determine the extent to which Performance Awards have been earned on the basis of performance in relation to the established Performance Goals.

         10.6 TIMING AND FORM OF PAYMENT. Settlement of earned Performance Awards will be made to the Participant as soon as practicable after the expiration of the Performance Cycle and the Board's determination under Section 10.5, in the form of cash, installments, or Shares, or in any form or combination of such methods as the Board determines.

                                   ARTICLE 11
                    OTHER STOCK-BASED AND COMBINATION AWARDS

         11.1 OTHER STOCK-BASED AWARDS. The Board may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

         11.2 COMBINATION AWARDS. The Board may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation, including the plan of any acquired entity. No action authorized by this section will reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant's consent.

                                   ARTICLE 12
                               DEFERRAL ELECTIONS

         The Board may permit a Participant to elect to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, earn-out, or Vesting of an Award made under the Plan. If any such election is permitted, the Board will establish rules and procedures for such payment deferrals, including, but not limited to, payment or crediting of a growth factor on such deferred amounts credited in cash.

                                   ARTICLE 13
                ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

         13.1 PLAN DOES NOT RESTRICT CORPORATION. The existence of the Plan and the Awards granted under the Plan will not affect or restrict in any way the right or power of the Board or the shareholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation's capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation's capital stock or the rights thereof, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         13.2 ADJUSTMENTS BY THE BOARD. In the event of any change in capitalization affecting the Shares of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Shares, such proportionate adjustments as the Board, in its sole discretion, deems appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the price per Share in respect of outstanding Awards. The Board may also make such adjustments in the number of Shares covered by, and price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Corporation assets to shareholders.

                                   ARTICLE 14
                            AMENDMENT AND TERMINATION

         Without further approval of Corporation's shareholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable; provided that the Board may not, without approval of the shareholders, make any amendment that would materially increase the aggregate number of Shares that may be issued under the Plan (except for adjustments pursuant to Article 13 of the Plan); and provided further that any amendment of the Plan shall be subject to approval, to the extent required, by any regulatory authority having jurisdiction over the Plan.

                                   ARTICLE 15
                                  MISCELLANEOUS

         15.1 TAX WITHHOLDING.

         15.1.1 GENERAL. Corporation will have the right to deduct from any settlement of any Award under the Plan, including the delivery or vesting of Shares, any taxes of any kind required by the laws of any Canadian or U.S. jurisdiction to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan may be required to make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligations, whether or not such recipient is an employee of Corporation or a Subsidiary on the date of such settlement. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

         15.1.2 STOCK WITHHOLDING. The Board, in its sole discretion, may permit a Participant to satisfy all or a part of the withholding tax obligations incident to the settlement of an Award involving payment or delivery of Shares to the Participant by having Corporation withhold a portion of the Shares that would otherwise be issuable to the Participant. Such Shares will be valued based on their Fair Market Value on the date the tax withholding is required to be made.

         15.2 UNFUNDED PLAN. The Plan will be unfunded and Corporation shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.

         15.3 PAYMENTS TO TRUST. The Board is authorized to cause to be established a trust agreement or several trust agreements whereunder the Board may make payments of amounts due or to become due to Participants in the Plan. However, the Board has no obligation to establish such a trust or fund.

         15.4 ANNULMENT OF AWARDS. Any Award Agreement may provide that the grant of an Award payable in cash is provisional until cash is paid in settlement of such Award or that the grant of an Award payable in Shares is provisional until the Participant becomes entitled to the stock certificate in settlement of such Award. In the event the employment (or service as a Consultant or Nonemployee Director) of a Participant is terminated for cause (as defined below), any Award that is provisional will be annulled as of the date of such termination for cause. For the purpose of this Section 15.4, the term "for cause" will have the meaning set forth in the Participant's employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Corporation or for other job performance or conduct that is materially detrimental to the best interests of Corporation, as determined by the Board.

         15.5 ENGAGING IN COMPETITION WITH CORPORATION. Any Award Agreement may provide that, if a Participant terminates employment with Corporation or a Subsidiary for any reason whatsoever, and within 18 months after the date of such termination accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Board, in its sole discretion, may require such Participant to return to Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date of such Participant's termination of employment with Corporation.

         15.6 OTHER CORPORATION BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the
Plan will not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and will not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Corporation or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Board expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with Corporation and its Subsidiaries.

         15.7 SECURITIES LAW RESTRICTIONS. No Shares will be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with the applicable securities laws of any Canadian or U.S. jurisdiction. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Board deems advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the Alberta or British Columbia Securities Commissions, any stock exchange upon which the Shares are then listed, and any applicable securities law. The Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         15.8 GOVERNING LAW. Except with respect to references to the Code or applicable securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the State of Oregon.

                                   ARTICLE 16
                              SHAREHOLDER APPROVAL

         The adoption of the Plan, as amended and restated effective October 15, 1997, and any grant of Awards under the Plan are expressly subject to the approval of the Plan by the shareholders at the 1997 annual meeting of Corporation's shareholders. In the event that such shareholder approval is received, no additional stock options will be granted thereafter under the

Stock Option Plan and such plan will immediately terminate; provided that such termination will have no effect on any options previously granted thereunder.


                                      -16-